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                                                                    Exhibit 10.8

                       THIRD LEASE MODIFICATION AGREEMENT

                  This Third Lease Modification Agreement (the "Agreement"), dated as of the 1st day of September, 1997, between 46-47 ASSOCIATES L.L.C., a New York limited liability company, having offices at 1155 Avenue of the Americas, New York, New York 10036 (the "Landlord"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, having offices at 114 West 47th Street, New York, New York (the "Tenant").

                              W I T N E S S E T H :

                  WHEREAS, Landlord (formerly known as 46-47 Associates) is the landlord, and Tenant is the successor-in-interest to the tenant, under that certain lease (such lease, as thereafter modified, being herein called the "Lease") dated as of September 10, 1987, a memorandum of which was recorded in Reel 1290, Page 1488, in the office of the City Register of the County of New York (the "Register's Office"), covering the premises more particularly described in the Lease; and

                  WHEREAS, Landlord and Tenant entered into that certain lease modification agreement dated as of December 7, 1987, modifying Exhibit B of the Lease, which lease modification agreement was recorded in Reel 1374, page 1722, in the Register's Office; and

                  WHEREAS, Landlord and Tenant entered into that certain Second Lease Modification Agreement dated as of May 10, 1993, a memorandum of which was recorded in Reel 1981, Page 803, in the Register's Office; and

                  WHEREAS, Landlord and Tenant wish to make certain additional modifications to the Lease and to clarify certain understandings, in the manner hereinafter set forth.

                  NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

                  1. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Lease.

                  2. Section 6.01D of the Lease is hereby modified so that the following new language shall be deemed to be, and hereby is, added thereto:

                  Tenant agrees that the cleaning contractor for the Building may be Landlord or a division or affiliate of Landlord.
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                  Landlord and Tenant agree that, effective as of January 1,
1997, in addition to the Building standard cleaning services provided to the Office Space and public portions of the Building, as described in this Section 6.01D (and Exhibit D to the Lease), the General Cleaning and Special Services (collectively, "Special Cleaning") described in the Special Services Cleaning Specification attached hereto and made a part hereof as Exhibit A shall be provided to Tenant, at Tenant's cost, as hereinafter set forth.

                  Tenant shall pay Landlord, as additional rent, a charge of $13,709.37 per month (as hereinafter adjusted) for providing Special Cleaning. Such Special Cleaning charge shall be adjusted on January 1, 1998, and on each January 1 occurring thereafter during the term of this Lease (and during any Renewal Term), by multiplying (i) the Special Cleaning charge payable by Tenant hereunder as of the last month of the prior year (as adjusted hereby) by (ii) 103.75%.

                  In the event Landlord and Tenant shall agree on a change in the scope of Special Cleaning services to be provided by Landlord hereunder, such Special Cleaning charge shall also be adjusted to reflect such change, based on the mutual written agreement of the parties, in accordance with then competitive rates for such services.

                  Landlord and Tenant acknowledge and agree that the provisions of the first paragraph of Section 6.01D (appearing on the first half of page 28 of the Lease) shall be applicable, also, to Special Cleaning. Tenant, therefore, hereby approves the current cleaning contractor for the Building (such cleaning contractor being a division or affiliate of Landlord) for the purposes of providing Special Cleaning, as well as the Building standard cleaning described in Section 6.01D (subject, as aforesaid, to Tenant's rights with respect to dissatisfaction with any cleaning services as set forth in said first paragraph of Section 6.01D).

                  Landlord and Tenant acknowledge and agree that the provisions of Section 4.01A.5.(xiv) (appearing on page 17 of the Lease) shall not be applicable to Special Cleaning, so that one hundred percent (100%) of Special Cleaning charges shall be excluded from Expenses.

                  3. At the request of either party hereto, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Agreement sufficient for recordation in the Register's office. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of the Lease or this Agreement.

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                  4. Except as modified herein, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

                  5. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                       46-47 ASSOCIATES L.L.C. (Landlord)

                                       By: /s/ Jeffrey Meaney
                                          -------------------------------------
                                          Name: Jeffrey Meaney
                                          Title: VP

                                       UNITED STATES TRUST COMPANY OF
                                         NEW YORK (Tenant)

                                       By: /s/ John M. Deignan
                                          -------------------------------------
                                          Name: John M. Deignan
                                          Title: Executive V.P.

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